Exhibit 10.17

INVESTOR GUARANTY AGREEMENT

THIS INVESTOR GUARANTY AGREEMENT (this “Guaranty”), is made and entered into as of April 22, 2005, by TL VENTURES IV L.P., TL VENTURES IV INTERFUND L.P., PA EARLY STAGE PARTNERS III, L.P., and SAFEGUARD DELAWARE, INC. (each a “Guarantor” and collectively, the “Guarantors”), in favor of COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, in its capacity as agent (the “Agent”) for the Lenders under the Credit Agreement (as hereinafter defined) and LENDERS (as defined in the Credit Agreement).

RECITALS:

WHEREAS, Traffic.com, Inc., a Delaware corporation (f/k/a Mobility Technologies, Inc.) (the “Borrower”), Agent and Lenders entered into a Credit Agreement, dated as of March 29, 2002, as amended, including without limitation, by that certain Waiver and Fifth Amendment to Amended and Restated Credit Agreement dated of even date herewith (the “Fifth Amendment,” and collectively with all previous amendments, the “Credit Agreement”), pursuant to which Lenders have provided to Borrower certain extensions of credit and other financial accommodations; and

WHEREAS, Guarantors are investors in Borrower and will derive substantial direct and indirect benefit for the transactions contemplated by the Credit Agreement; and

WHEREAS, it is a condition precedent to Agent’s and Lenders’ willingness to enter into the Fifth Amendment that Guarantors execute and deliver to Agent this Guaranty;

NOW, THEREFORE, in consideration of the premises and in order to induce the Agent and Lenders to enter into the Fifth Amendment and to continue to provide credit extensions and other financial accommodations to Borrower, Guarantors hereby agree with Agent, for the benefit of Agent and Lenders, as follows:

AGREEMENT:

1.                                      Definitions. Capitalized terms used in this Guaranty and not defined in this Guaranty shall have the respective meanings set forth in the Credit Agreement. All references herein to any Loan Document or other document or instrument refer to the same as from time to time amended, supplemented or restated. As used herein, terms defined above in the introductory paragraph and in the Recitals shall have the meanings indicated above, and the following terms shall have the following meanings:

“Aggregate Liability” shall mean $10,000,000 less the aggregate amount of gross proceeds received by Borrower from investors other than the Guarantors pursuant to one or more Qualified Equity Financings.

“EBITDA” has the meaning given such term in the Credit Agreement.

“EBITDA Milestone” shall mean, with respect to Borrower, positive EBITDA for both (a) three (3) consecutive fiscal quarters and (b) for the applicable trailing twelve (12) month period.

“Equity Commitment” means that certain Equity Commitment of even date herewith by and between the Guarantors and Borrower.

“Funding Percentage” shall mean for each Guarantor, a fraction (a) the numerator of which is such Guarantor’s Commitment, and (b) the denominator of which is the Aggregate Liability less the aggregate Qualifying Credits attributable to all Guarantors.

“Guaranteed Obligations” shall mean collectively all of the Indebtedness, obligations and undertakings described in subsections (a) and (b) of Section 2.

“Guarantor’s Base Liability” shall mean, for each Guarantor, the Aggregate Liability multiplied by the percentage set forth next to each such Guarantor’s name on Exhibit A attached hereto.

“Guarantor’s Commitment” shall mean, for each Guarantor, such Guarantor’s Base Liability less any Qualifying Credits attributable to such Guarantor.

“Obligor” shall mean any Person obligated to make payments in respect of any of the Guaranteed Obligations.

“Qualifying Credits” shall mean sum of (a) all funds provided by such Guarantor pursuant to Sections 2(a) and 2(b) hereof, and (b) the aggregate amount of gross proceeds received by Borrower from such Guarantor pursuant to one or more Qualified Equity Financings not otherwise included in the amounts referenced in clause (a) above.

2.                                      Guaranty.

(a)                                  Subject to Section 2(d), each Guarantor hereby irrevocably, absolutely, and unconditionally, and severally and not jointly with each other Guarantor, guarantees to Agent, for the benefit of Agent and Lenders, the prompt, complete, and full payment when due, and no matter how the same shall become due, of all principal and unpaid interest with respect to the Notes, in the event that (i) Borrower is then subject to an Insolvency Proceeding or (ii) such Guarantor has failed to completely and fully perform the Guaranteed Obligations as set forth in Section 2(b). Subject to Sections 2(b) and 2(d), if Borrower shall for any reason fail to pay any Guaranteed Obligation, as and when such Guaranteed Obligation shall become due and payable (after giving effect to any applicable grace periods), whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, each Guarantor will pay to the Agent for the ratable benefit of Agent and Lenders, (x) upon not less than thirty (30) days prior written notice to such Guarantor by Agent under the circumstances described in clause (i) of the first sentence of this Section 2(a) such Guarantor’s Funding Percentage of the Guaranteed Obligations, and (y) upon demand under the circumstances described in clause (ii) of the first sentence of this Section 2(a), the unpaid Guaranteed Obligations owing by such Guarantor. For purposes of this Section 2(a), any payment made to Agent hereunder shall, at the option of each Guarantor, in its sole discretion, be deemed to constitute consideration paid to the Borrower pursuant to the Equity Commitment; provided, however, that the failure of such payment to be determined or construed as such by and between Borrower and such Guarantor shall have no effect on and shall in no way diminish or eliminate such Guarantor’s obligations to Agent and Lender hereunder.

(b)                                 Subject to Section 2(d), each Guarantor hereby irrevocably, absolutely, and unconditionally guarantees to Agent, for the benefit of Agent and Lenders, the prompt, complete and full performance by Borrower of the requirement set forth in Section 6.1.16 of the Credit Agreement. If Borrower shall for any reason fail to perform promptly the Guaranteed Obligations set forth in this Section 2(b), each Guarantor will, without demand by Agent or any Lender, cause such Guaranteed Obligation to be performed in accordance with the requirements of Section 6.1.16 of the Credit Agreement or, to the extent of such Guarantor’s Commitment and upon not less than thirty (30) days prior written notice to such Guarantor by Agent (such timeframe to run concurrently with any notice requirements to Borrower in connection with cure period set forth in Section 6.1.16 of the Credit Agreement), provide to Borrower, pursuant to one or more Qualified Equity Financings as is more fully set forth in the Equity Commitment, its Funding Percentage of sufficient funds necessary for, Borrower to comply with the terms of Section 6.1.16 of the Credit Agreement.

(c)                                  As between Guarantors and Agent, this Guaranty shall be considered a primary and liquidated, several and not joint liability of Guarantors. This Guaranty constitutes a guaranty of payment, not of collection.  Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to and include all post-petition interest, expenses, and other duties and liabilities of Obligors described above in Sections 2(a) and 2(b), which would be owed by an Obligor even if they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving such Obligor.

(d)                                 Each Guarantor’s respective maximum aggregate liability hereunder shall be limited to an amount equal to such Guarantor’s Base Liability. Each Guarantor’s remaining liability hereunder at any time shall equal such Guarantor’s Commitment.

3.                                      Unconditional Guaranty.

(a)           No action that Agent or any Lender may take or omit to take in connection with any of the Loan Documents, any of the Guaranteed Obligations (or any other indebtedness owing by any Obligor to Agent or any Lender), or any security therefor, and no course of dealing of Agent or any Lender with any Guarantor or any other Person, shall release or diminish any Guarantor’s obligations, liabilities, agreements or duties hereunder, affect this Guaranty in any way, or afford any Guarantor any recourse against Agent or any Lender, regardless of whether any such action or inaction may increase any risks to or liabilities of Agent, any Lender or any Obligor or increase any risk to or diminish any safeguard of any security for the Guaranteed Obligations. Without limiting the foregoing, each Guarantor hereby expressly agrees that Agent and Lenders may, from time to time, without notice to or the consent of such Guarantor, do any or all of the following, which shall not affect such Guarantor’s liability hereunder:

(i)                                     amend, change or modify, in whole or in part, any one or more of the Loan Documents (except an amendment to a Loan Document to which such Guarantor is a party to the extent such amendment requires the consent of such Guarantor) and give or refuse to give any waivers or other indulgences with respect thereto;

(ii)                                  neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Guaranteed Obligations, to foreclose or take or prosecute any action in connection with any security therefor or any Loan Document, to bring suit against any Obligor or any other Person, or to take any other action concerning the Guaranteed Obligations or the Loan Documents;

(iii)                               accelerate, change, rearrange, extend, or renew the time, rate, terms, or manner for payment or performance of any one or more of the Guaranteed Obligations (whether for principal, interest, fees, expenses, indemnifications, affirmative or negative covenants, or otherwise);

(iv)                              compromise or settle any unpaid or unperformed Guaranteed Obligation or any other obligation or amount doe or owing, or claimed to be due or owing, under any one or more of the Loan Documents;

(v)                                 take, exchange, amend, eliminate, surrender, release, or subordinate any or all security for any or all of the Guaranteed Obligations, accept additional or substituted security therefor, and perfect or fail to perfect Agent’s or any Lender’s rights in any or all Collateral;

(vi)                              discharge, release, substitute or add Obligors in respect of any of the Guaranteed Obligations or fail to enforce any obligation of any Obligor; or

(vii)                           apply all monies received from any Obligor in respect of any of the Guaranteed Obligations or others, or from any security for any of the Guaranteed Obligations, as it may determine to be in its best interest, without in any way being required to marshal security or assets or to apply all or any part of such monies upon any particular Guaranteed Obligations.

(b)                                 No action or inaction of any Obligor or any other Person, and no change of law or circumstances, shall release or diminish such Guarantor’s obligations, liabilities, agreements, or duties hereunder, affect this Guaranty in any way, or afford such Guarantor any recourse against Agent or any Lender. Without limiting the foregoing, the obligations, liabilities, agreements, and duties of such Guarantor under this Guaranty shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of such Guarantor:

(i)                                     any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshaling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Obligor or any other proceedings involving any Obligor or any of the assets of any Obligor under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, any Obligor, any properties of any Obligor, or the estate in bankruptcy of any Obligor in the course of or resulting from any such proceedings;

(ii)                                  the failure by Agent or any Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection (i) or to take any other action in any proceeding to which any Obligor is a party;

(iii)                               the release by operation of law of any Obligor from any of the Guaranteed Obligations or any other obligations to Agent or any Lender;

(iv)                              the invalidity, deficiency, illegality, or unenforceability of any of the Guaranteed Obligations or the Loan Documents, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Guaranteed Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse of any Obligor whatsoever, in each case other than the actual final payment in cash and performance in full of the Guaranteed Obligations in accordance with the terms of the Loan Documents;

(v)                                 the fact that such Guarantor may have incurred directly part of the Guaranteed Obligations or is otherwise primarily liable therefor; or

(vi)                              without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a guarantor or surety, in each case other than (A) with respect to the Guaranteed Obligations set forth in Section 2(a) above, the actual final payment in full of such Guaranteed Obligations, to the maximum extent of such Guarantor’s Commitment, in accordance with the terms of the Loan Documents and (B) with respect to the Guaranteed Obligations set forth in Section 2(b) above, the satisfaction of such Guarantor’s obligations under the Equity Commitment.

(c)                                  Subject to the specific conditions under which this Guaranty may be enforced, Agent and Lenders may invoke the benefits of this Guaranty before pursuing any remedies against any Obligor or any other Person and before proceeding against any security now or hereafter existing for the payment or performance of any of the Guaranteed Obligations. Agent and Lenders may maintain an action against Guarantor on this Guaranty without joining any other Obligor therein and without bringing a separate action against any other Obligor or guarantor.

(d)                                 Except to the extent the Guarantor’s Commitment has been satisfied, if any payment to Agent or any Lender by Borrower is held to constitute a preference or a voidable transfer under applicable state or federal laws, or if for any other reason Agent or any Lender is required to refund such payment to the payer thereof or to pay the amount thereof to any other Person, such payment to Agent or such Lender (as the case may be) shall not constitute a release of such Guarantor from any liability hereunder, and such Guarantor agrees to pay such amount to

Agent, for the benefit of Agent or Lender (as the case may be), on demand and agrees and acknowledges that this Guaranty shall continue to be effective or shall be reinstated, as the case may be to the extent of any such payment or payments. Any transfer by subrogation which is made as contemplated in Section 6 prior to any such payment or payments shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon revert to and be vested in Agent, for file ratable benefit of Agent and Lenders.

(e)                                  This is a continuing guaranty and shall apply to and cover all Guaranteed Obligations and renewals and extensions thereof and substitutions therefor from time to time.

(f)                                    Such Guarantor acknowledges that the effectiveness of this Guaranty is not conditioned on any or all of the Guaranteed Obligations being guaranteed by anyone else, including any other Obligor or guarantor.

4.                                      Waiver. Each Guarantor hereby waives, with respect to the Guaranteed Obligations, this Guaranty and the other Loan Documents:

(a)                                  notice of the incurrence of any Guaranteed Obligation, and notice of any kind concerning the assets, liabilities, financial condition, creditworthiness, businesses, prospects, or other affairs of any Obligor (it being understood and agreed that: (i) such Guarantor shall take fell responsibility for informing itself of such matters, (ii) neither Agent nor any Lender shall have any responsibility of any kind to inform such Guarantor of such matters, and (iii) Agent and Lenders are hereby authorized to assume that such Guarantor, by virtue of its relationships with the other Obligors which are independent of this Guaranty, has full and complete knowledge of such matters whenever Agent or any Lender extends credit to such Obligors or takes any other action which may change or increase such Guarantor’s liabilities or losses hereunder);

(b)                                 notice that Agent, any Lender, any Obligor, or any other Person has taken or omitted to take any action under any Loan Document or any other agreement or instrument relating thereto or relating to any Guaranteed Obligation;

(c)                                  notice of acceptance of this Guaranty and all rights of such Guarantor under any statute or law discharging such Guarantor from liability hereunder for failure to sue on this Guaranty.

(d)                                 demand, presentment for payment, and notice of default, demand, dishonor, nonpayment, or nonperformance; and

(e)                                  notice of intention to accelerate, notice of acceleration, protest, notice of protest, notice of any exercise of remedies (as described in the following Section 5 or otherwise), and all other notices of any kind whatsoever.

Notwithstanding the foregoing clauses (a) through (e), such Guarantor does not waive any notices which are otherwise specifically required in any Loan Document (including this

Guaranty) to which such Guarantor is a party but agrees that to the extent permitted by applicable law the failure of Agent or any Lender to provide any such notices pursuant to the provisions of any Loan Document shall not release or diminish either such Guarantor’s obligations, liabilities, agreements or duties hereunder, or otherwise affect this Guaranty in any way.

5.                                      Exercise of Remedies. Agent, for the benefit of Agent and Lenders, shall have the right to enforce, from time to time, in any order and at Agent’s sole discretion, any rights, powers and remedies which Agent may have under the Loan Documents or otherwise, including judicial foreclosure, the exercise of rights of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of any properties or rights, whether real or personal, tangible or intangible; and, subject to Section 2(d), Guarantors shall be liable to Agent, for the benefit of Agent and Lenders, hereunder for any deficiency resulting from the exercise by Agent or any Lenders of any such right or remedy even though any rights that Guarantors may have against Borrower or others may be destroyed or diminished by exercise of any such right or remedy.   No failure on the part of Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right.   The rights, powers and remedies of Agent and Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any other rights, powers or remedies provided by law or in equity. The rights of Agent hereunder are not conditional or contingent on any attempt by Agent or any Lender to exercise any of their respective rights under any other Loan Document against any Obligor or any other Person.

6.                                      Limited Subrogation. Until all of the Guaranteed Obligations have been finally and fully paid in cash and performed in full, no Guarantor shall have the right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against or to any Obligor or any security in connection with this Guaranty (including any right of subrogation under any statute or other law), and each Guarantor hereby waives any rights to enforce prior to such time any remedy that such Guarantor may have against an Obligor in connection with this Guaranty or the Guaranteed Obligations and any right to participate prior to such time in any security therefor until such time. If any amount shall be paid to any Guarantor on account of any such subrogation rights, any such other remedy with respect to amounts paid under this Guaranty, or any security in respect of the Guaranteed Obligations at any time when all of the Guaranteed Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full in cash, such amount shall be held in trust for the benefit of Agent, for the ratable benefit of Agent and Lenders, shall be segregated from the other funds of such Guarantor and shall forthwith be paid over to Agent to be held by Agent as security for, or then or at any time thereafter applied in whole or in part by Agent against, all or any portion of the Guaranteed Obligations, whether matured or unmatured, in such order as Agent shall elect.

7.                                      Successors and Assigns. No Guarantor’s rights or obligations hereunder may be assigned or delegated, but this Guaranty and such obligations shall pass to and be fully binding upon the respective successors of each Guarantor, as well as each such Guarantor. This Guaranty shall apply to and inure to the benefit of Agent and Lenders and their respective successors or permitted assigns.

8.                                      No Oral Change; Amendments. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by all affected Guarantors and the Agent, and no waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.                                      Invalidity of Particular Provisions. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

10.                               Headings and References. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof.  The words “this Guaranty,” “this instrument,” “herein,” “hereof,” “hereby” and words of similar import refer to this Guaranty as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the subdivisions hereof in which such phrases occur. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

11.                               Term. This Guaranty shall be irrevocable until the earliest to occur of (i) 90 days following the Borrower’s delivery to Agent and Comerica Bank of written certification that Borrower has achieved the EBITDA Milestone (based on unqualified audited financial statements of Borrower or such financial statements as are otherwise acceptable to Agent in its sole discretion, of the achievement by Borrower of the EBITDA Milestone), (ii) Borrower’s receipt, on a cumulative basis, of gross proceeds of one or more Qualified Equity Financings in an aggregate amount of $10,000,000; or (iii) the complete and final payment in full in cash and performance of all of the Guaranteed Obligations; provided that this Guaranty is thereafter subject to reinstatement as provided in Section 3(d).  In addition, the liability of any Guarantor hereunder shall terminate upon (a) such Guarantor having funded Qualifying Credits in an amount equal to such Guarantor’s Base Liability (subject, in the case of payments made by such Guarantor to the Agent pursuant to Section 2(a), to subsequent reinstatement pursuant to Section 3(d) as to the avoidance of funds provided by such Guarantor), notwithstanding the fact that any other Guarantor has failed to fulfill any of its obligations hereunder. All extensions of credit and financial accommodations heretofore or hereafter made by Agent and Lenders pursuant to the Loan Documents shall be conclusively presumed to have been made in acceptance hereof and in reliance hereon.

12.                               Notices. All notices and other communications provided for hereunder shall be in writing and mailed or delivered to the applicable Guarantor at its address as set forth on Exhibit A to this Guaranty, and if to Agent or Lender, at the address set forth in the Credit Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party.  All such notices and other communication shall, when mailed, be effective when deposited in the mail or with the applicable delivery service addressed as aforesaid.

13.                               Representations and Warranties. Each Guarantor hereby represents and warrants to Agent and Lenders that (a) this Guaranty has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and general principles of equity; (b) it has full partnership or other organizational power and authority and has taken all requisite partnership or other organizational actions, as applicable, necessary for (i) the authorization, execution and delivery of this Guaranty and (ii) the performance by it of all its obligations hereunder, including without limitation, creating appropriate capital reserves for such performance; (c) the execution and delivery of this Guaranty and the performance by it of its obligations hereunder require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than such consents as have been previously obtained; (d) the execution and delivery of this Guaranty and the performance by it of its obligations hereunder will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) its limited partnership agreement, operating agreement, articles of incorporation, bylaws or other governing documents, or (ii)(A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over it or any of its assets or properties, or (B) any agreement or instrument to which it is a party or by which it is bound or to which any of its assets or properties is subject; and (c) it has, and at all times during the term of this Guaranty will have, sufficient, presently available financial resources to perform its obligations hereunder when they become due.

14.                               Loan Document. This Guaranty is a Loan Document, as defined in the Credit Agreement, and is subject to the provisions of the Credit Agreement governing Loan Documents.

15.                               Counterparts; Fax. This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed to constitute one and the same Guaranty. This Guaranty may be validly executed and delivered by facsimile or other electronic transmission.

16.                              Governing Law; Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applied to contracts to be performed wholly within the Commonwealth of Pennsylvania. Any judicial proceeding brought by or against any Guarantor with respect to any of the Guaranteed Obligations, this Guaranty or any related agreement shall be brought in any court of competent jurisdiction in the Commonwealth of Pennsylvania, United States of America, and, by execution and delivery of this Agreement, each Guarantor accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guaranty. Each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to such Guarantor at its address set forth in the introductory paragraph of this Guaranty and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s and/or any Lender’s option, by service upon which such Guarantor irrevocably appoints as such Guarantor’s agent for the purpose of accepting service within the Commonwealth of Pennsylvania. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Guarantor in the courts of any other jurisdiction. Each Guarantor waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Guarantor against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Chester, Commonwealth of Pennsylvania..

17.                               WAIVER OF JURY TRIAL. AGENT, EACH LENDER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date first written above.

GUARANTORS:

TL Ventures IV L.P.
By:	TL Ventures IV Management L.P., its general partner

By:	TL Ventures IV LLC,
its general partner

By:	/s/ M J Jening
Name:	M J Jening
Title:	Managing Director

TL Ventures IV Interfund L.P.
By:	TL Ventures IV LLC, its general partner

By:	/s/ M J Jening
Name:	M J Jening
Title:	Managing Director

PA Early Stage Partners III, L.P.

By: PA-ESP III GP, L.P., its general partner

By: PA-ESP Manager III, LLC, its general partner

By:	/s/ Scott Nissenbaum
Name: Scott Nissenbaum
Title: Partner

Safeguard Delaware, Inc.

By:	/s/ Steven J. Feder
Steven J. Feder
Vice President

ACCEPTED:

AGENT:

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT

By:	/s/ Christopher J. Doherty
	Name:	Christopher J. Doherty
	Title:	Managing Director

LENDER:

NATIONAL ELECTRICAL BENEFIT FUND

By: COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as its authorized signatory

By:	/s/ Christopher J. Doherty
	Name:	Christopher J. Doherty
	Title:	Managing Director

EXHIBIT A

Guarantor’s Commitment Percentages

Guarantor	Commitment Percentage
TL Ventures IV L.P.	82.7570%
c/o TL Ventures Inc.
700 Building
435 Devon Park Drive
Wayne, PA 19087-1945
Attn: Chief Financial Officer
Tel: (610)971-1515
Fax: (610)975-9330

with a copy to:
Lisa R. Jacobs
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Tel: (215) 931-4000
Fax: (215) 981-4750

TL Ventures IV Interfund L.P.	2.1868%
c/o TL Ventures Inc.
700 Building
435 Devon Park Drive
Wayne, PA 19087-1945
Attn: Chief Financial Officer
Phone: (610) 971-1515
Fax: (610) 975-9330

with a copy to:
Lisa R. Jacobs
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Tel: (215) 981-4701
Fax: (215) 981-4750

PA Early Stage Partner III, L.P.	7.5281%
1200 Liberty Ridge
Suite 310
Wayne, PA 19087
Attention: Guy W. Winters, Jr.
Partner and General Counsel

Safeguard Delaware, Inc.	7.5281%
103 Springer Building
3411 Silverside Road
Wilmington, DE 19810
Attn: Christopher J. Davis
(302) 478-3667 (f)

with a copy to:
Steven J. Feder
Safeguard Scientifics, Inc.
435 Devon Park Drive
800 The Safeguard Building
Wayne, PA 19087
610) 482-9105 (f)